Exhibit 5.1

April 16, 2013	140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com FIRM / AFFILIATE OFFICES
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Blackhawk Network Holdings, Inc.

6220 Stoneridge Mall Road

Pleasanton, California 94588

Re:	Registration Statement No. 333-187325; 11,500,000 shares of Class A
Common Stock of Blackhawk Network Holdings, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2013 (Registration No. 333-187325) (as so filed and as amended, the “Registration Statement”). The Registration Statement relates to the registration of 10,000,000 shares of Class A Common Stock of the Company, par value $0.001 per share (the “Common Stock”), all of which are being offered by certain stockholders (the “Selling Stockholders”) of the Company (the “Selling Stockholder Shares”), and 1,500,000 shares of Common Stock which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by certain of the Selling Stockholders (together with the Selling Stockholder Shares, the “Shares”). The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

April 16, 2013

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Shares to be issued to the Selling Stockholders upon the exercise of equity awards or warrants have been duly authorized by all necessary corporate action of the Company, and, when issued by the Company against payment therefor in accordance with the equity plan documents pursuant to which such awards were granted or the relevant warrant, as the case may be, such Shares will be validly issued, fully paid and nonassessable.

2. All remaining Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Validity of Class A Common Stock.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP